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                                  EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-59118, 33-59228, 33-81336, 333-46789 and 333-65745 of Fresh Choice, Inc. on
Form S-8 of our report dated February 12, 1999 appearing in this Annual Report on Form 10-K/A of Fresh Choice, Inc. for the year ended December 27, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
March 30, 1999